SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 3, 2015

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment to $3 Billion Senior Unsecured Revolving Credit Facility

On March 3, 2015, Newmont Mining Corporation, a Delaware corporation (the “Company”), entered into a Third Amendment (the “Third Amendment”) to its existing credit agreement (the “Credit Agreement”) dated as of May 20, 2011, among the Company as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as subsequently amended by the First Amendment thereto dated as of May 15, 2012 and by the Second Amendment thereto dated as of March 31, 2014.

The Third Amendment (i) extends the maturity date of the Credit Agreement from March 31, 2019 to March 3, 2020; (ii) revises the definitions of “Interest Period” and “LIBO Rate”; and (iii) reduces the amount of letters of credit required to be issued by any one of JPMorgan Chase Bank, N.A., U.S. Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., or BNP Paribas from $750 million to $200 million.

Prior to the Third Amendment, lenders held revolving commitments totaling $3.0 billion that matured on March 31, 2019. As a result of the Third Amendment, lenders hold revolving commitments totaling $2.725 billion that mature on March 3, 2020, and lenders hold revolving commitments totaling $0.275 billion that mature on March 31, 2019.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the complete text of the Third Amendment, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01. EXHIBITS.

Exhibit No.	Description

10.1	Third Amendment dated March 3, 2015 to the Credit Agreement dated May 20, 2011, by and among Newmont Mining Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Executive Vice President and General Counsel

Dated: March 6, 2015

EXHIBITS

Exhibit No.	Description

10.1	Third Amendment dated March 3, 2015 to the Credit Agreement dated May 20, 2011, by and among Newmont Mining Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.